UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

North Mountain Merger Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39523	85-1960216
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Fifth Avenue, 9th Floor New York, New York 10153
(Address of principal executive offices, including zip code)

(646) 446-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	NMMCU	The Nasdaq Stock Market LLC
Shares of Class A common stock	NMMC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	NMMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed under Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on December 9, 2021, North Mountain Merger Corp., a Delaware corporation (“North Mountain”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with North Mountain Merger Sub Inc., a wholly owned subsidiary of North Mountain (“Merger Sub I”), North Mountain Merger Sub II, LLC, a wholly owned subsidiary of North Mountain (“Merger Sub II”), and Corcentric, Inc., a Delaware corporation (“Corcentric”).

Termination of Merger Agreement

On August 29, 2022, North Mountain and Corcentric announced that they had entered into a Letter Agreement (the “Termination Agreement”), pursuant to which the parties agreed to mutually terminate the Merger Agreement, effective immediately.

Termination of Related Agreements

As a result of the termination of the Merger Agreement, the Merger Agreement will be of no further force and effect, and each of the transaction agreements entered into in connection with the Merger Agreement, including, but not limited to (i) the Share Vesting and Warrant Surrender Agreement (the “Share Vesting and Warrant Surrender Agreement”), dated as of December 9, 2021, by and between North Mountain, North Mountain LLC, a Delaware limited liability company (the “Sponsor”), and Corcentric, (ii) the lockup agreements (the “Lockup Agreements”), each dated as of December 9, 2021, entered into by North Mountain and certain Corcentric stockholders, (iii) the registration rights agreement (the “Registration Rights Agreement”), dated as of December 9, 2021, by and among North Mountain, the Sponsor and certain stockholders of Corcentric, (iv) the subscription agreements (the “Subscription Agreements”), each dated as of December 9, 2021, between North Mountain, investment funds managed by Wellington Management Company LLP, Millais Limited and SMMC Sponsor Interests, LLC and (v) the support agreement (the “Support Agreement”), dated as December 9, 2021, by and among North Mountain, Merger Sub I, Merger Sub II and certain stockholders of Corcentric, will either automatically be terminated in accordance with their terms or be of no further force and effect.

The foregoing descriptions of the Merger Agreement, the Termination Agreement, the Share Vesting and Warrant Surrender Agreement, the Lockup Agreements, the Registration Rights Agreement and the Subscription Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to North Mountain’s Current Report on Form 8-K (the “Signing 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 10, 2022, the full text of the Share Vesting and Warrant Surrender Agreement, which was previously filed as Exhibit 10.5 to the Signing 8-K, the full text of the Lockup Agreements, the form of which was previously filed as Exhibit 10.4 to the Signing 8-K, the full text of the Registration Rights Agreement, which was previously filed as Exhibit 10.3 to the Signing 8-K, and the full text of the Subscription Agreements, a form of which was previously filed as Exhibit 10.1 to the Signing 8-K., and the full text of the Support Agreement, which was previously filed as Exhibit 10.2 to the Signing 8-K.

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Item 7.01 Regulation FD Disclosure.

On August 29, 2022, North Mountain and Corcentric issued a joint press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As a result of the termination of the Merger Agreement, the special meeting of the stockholders of North Mountain, which was to be held for the purpose of voting on the Merger Agreement and proposed transactions related thereto, will not take place, and North Mountain intends to withdraw the Registration Statement on Form S-4 originally filed with the SEC on January 7, 2022, as amended from time to time.

The foregoing is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Letter Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH MOUNTAIN MERGER CORP.

Date: August 29, 2022

	By:	/s/ Nicholas Dermatas
Name: Nicholas Dermatas
Title: Chief Financial Officer

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